Exhibit 99.1

Smart Powerr Corp. Regains Compliance with Nasdaq Minimum Bid Price Requirement

XI’AN, China, Aug. 06, 2025 (GLOBE NEWSWIRE) -- Smart Powerr Corp. (Nasdaq: CREG) (“CREG” or “the Company”), today announced that it received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) on August 1, 2025, notifying the Company that it has regained compliance with the Nasdaq Capital Market’s minimum bid price requirement.

To regain compliance with the minimum bid price requirement, the Company’s common stock, par value $0.001 per share, is required to maintain a minimum closing bid price of $1.00 or more for at least 10 consecutive business days. The Company evidenced a closing bid price of its common stock at or greater than the $1.00 per share minimum requirement for the last 10 consecutive business days, from July 18, 2025 through July 31, 2025. Accordingly, Nasdaq determined that Fly-E has regained compliance with Nasdaq Marketplace Rule 5550(a)(2) and the matter is now closed.

About Smart Powerr Corp.

Smart Powerr Corp. is based in Xi’an, China and a pioneer in waste energy recycling and a developer of energy efficiency solutions for various energy intensive industries in China. We use Build-Operate-Transfer (“BOT”) model to provide energy saving and recovery facilities for multiple energy intensive industries in China. Our waste energy recycling projects allow customers which use substantial amounts of electricity to recapture previously wasted pressure, heat, and gas from their manufacturing processes to generate electricity. We currently offer waste energy recycling systems to companies for use in nonferrous metal plants. We construct our projects at our customer’s facility and the electricity produced is used on-site by the customer. We plan to pursue disciplined and targeted expansion strategies for market areas we currently do not serve.

Forward-Looking Statement

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, underlying assumptions, and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following: the Company’s goals and strategies; the Company’s forecast on market trends; the Company’s future business development; the demand for and market acceptance for new products; expectation to receive customer orders for new products; the anticipated timing for the marketing and sales of new products; changes in technology; the Company’s ability to attract and retain skilled professionals; client concentration; and general economic conditions affecting the Company’s industry and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the SEC. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

Smart Powerr Corp.

Jackie Yongjiang Shi

+86-29-8765-1097

4/F, Tower C

Rong Cheng Yun Gu Building, Keji 3rd Road, Yanta District

Xi’an City, Shaanxi Province, China